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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                November 8, 2006

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)


          Massachusetts              1-4347                 06-0513860
  (State or Other Jurisdiction    (Commission           (I.R.S. Employer
        of Incorporation)         File Number)          Identification No.)


       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

On November 8, 2006, Rogers Corporation (the "Registrant"), together with its affiliates Rogers Technologies (Barbados) SRL, Rogers (China) Investment Co., Ltd., Rogers N.V., and Rogers Technologies (Suzhou) Co. Ltd. (the Registrant and its affiliated entities, together, the "Borrowers") signed a Multicurrency Revolving Credit Agreement with Citizens Bank of Connecticut (the "Credit Agreement"), which closed on November 13, 2006 following the termination of the Former Credit Agreement (as defined in Item 1.02 below). The Credit Agreement provides for an unsecured five-year revolving multi-currency credit facility of $75,000,000 (Revolving Credit Facility A), and an unsecured 364-day revolving multi-currency credit facility of $25,000,000 (Revolving Credit Facility B). The Credit Agreement includes a letter of credit sub-facility of up to $75,000,000. Under the terms of the Credit Agreement, the Borrowers have the right to incur additional indebtedness through additional borrowings in an aggregate amount of up to $25,000,000.

The principal amount of any loans under the revolving credit facilities is required to be repaid on November 12, 2011; the loans may be prepaid in whole or in part without premium or penalty.

The Credit Agreement contains customary representations and warranties, as well as customary events of default and affirmative covenants. In addition, there are customary negative covenants, including, among others, covenants relating to indebtedness, liens, the nature of the Registrant's business, business combinations and corporate changes.

In addition, certain of the Registrant's subsidiaries that are not Borrowers, including Rogers Specialty Materials Corporation, Rogers Japan Inc., Rogers Southeast Asia, Inc., Rogers Taiwan, Inc., Rogers Korea, Inc., Rogers Technologies Singapore, Inc., and Rogers Circuit Materials Incorporated made guaranties in favor of Citizens Bank of Connecticut to guarantee the Borrowers' obligations under the Credit Agreement.

The Registrant has an existing relationship with Citizens Bank of Connecticut pursuant to its Former Credit Agreement, described in Item 1.02 below, such description, which is incorporated by reference into this Item 1.01.


Item 1.02  Termination of a Material Definitive Agreement.

On November 13, 2006, as a condition to the effectiveness of the Credit Agreement described in Item 1.01 above, the Registrant terminated its existing Multicurrency Revolving Credit Agreement dated December 8, 2000 as amended September 7, 2001, October 25, 2002, December 22, 2005 and March 31, 2006 with Bank of America and Citizens Bank of Connecticut to borrow up to $50 million, which was to expire on December 8, 2006 (the "Former Credit Agreement"). The Registrant had no outstanding borrowings under the Former Credit Agreement at the time it was terminated and incurred no penalties or prepayment premiums in connection with early termination of the Former Credit Agreement.

In connection with the termination of the Former Credit Agreement, the guaranties made by certain of the Registrant's subsidiaries in favor of the agent bank and the lending banks that were parties to the Former Credit Agreement were terminated on November 13, 2006. The Registrant incurred no penalties or prepayment premiums in connection with the early termination of these guaranties.

The Registrant has an existing relationship with Citizens Bank of Connecticut pursuant to its Credit Agreement described in Item 1.01 above, which is incorporated by reference to into this Item 1.02.


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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ROGERS CORPORATION


                                           By: /s/ Dennis M. Loughran
                                               ---------------------------------
                                               Dennis M. Loughran
                                               Vice President, Finance and
                                                Chief Financial Officer


Date: November 15, 2006